UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2021

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At O’Reilly Automotive, Inc.’s (the “Company”) 2021 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 13, 2021, the Company’s shareholders elected David O’Reilly, Larry O’Reilly, Greg Henslee, Jay D. Burchfield, Thomas T. Hendrickson, John R. Murphy, Dana M. Perlman, Maria A. Sastre and Andrea M. Weiss to serve as members of the Company’s Board of Directors (the “Board”) until the annual meeting of the Company’s shareholders in 2022 and until his or her successor has been duly elected and qualified.

As previously disclosed, effective immediately following the Annual Meeting, Chairman of the Board (“Executive Chairman”), David O’Reilly, stepped down from the Executive Chairman role and Greg Henslee was appointed to Executive Chairman, and also as previously disclosed, effective immediately following the Annual Meeting, Mr. O’Reilly was appointed Executive Vice Chairman of the Board.

In addition, following the Annual Meeting the Compensation Committee of the Board recommended, and the Board approved an annual base salary of $750,000 for Mr. Henslee and an annual base salary of $650,000 for Mr. O’Reilly.

The members of the Board’s Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee are set forth below.  The number of members, purposes and functions of the respective committees remain unchanged.  In addition, Jay D. Burchfield was selected to continue to serve as Independent Lead Director.

Audit Committee

Members:	Thomas T. Hendrickson (Chair), Jay D. Burchfield, John R. Murphy, Dana M. Perlman, Maria A. Sastre and Andrea M. Weiss

Compensation Committee

Members:	John R. Murphy (Chair), Jay D. Burchfield and Andrea M. Weiss

Corporate Governance/Nominating Committee

Members:	Dana M. Perlman (Chair), Thomas T. Hendrickson and Maria A. Sastre

Item 5.07 – Submission of Matters to a Vote of Security Holders

Of the 69,907,922 shares entitled to vote at the Annual Meeting, 59,922,729 shares were present in person or by proxy.  At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposals.  A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

(a)	The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2022 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
David O'Reilly	52,517,065	1,818,215	37,070	5,550,379
Larry O'Reilly	52,315,490	2,019,996	36,864	5,550,379
Greg Henslee	51,840,258	2,495,180	36,912	5,550,379
Jay D. Burchfield	48,675,394	5,653,379	43,577	5,550,379
Thomas T. Hendrickson	53,220,753	1,095,828	55,769	5,550,379
John R. Murphy	47,764,363	6,548,719	59,268	5,550,379
Dana M. Perlman	48,972,469	5,278,622	121,259	5,550,379
Maria A. Sastre	54,142,753	107,856	121,741	5,550,379
Andrea M. Weiss	53,262,501	986,117	123,732	5,550,379

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2020 compensation of the Company’s Named Executive Officers (NEOs). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
48,943,089	4,730,378	698,883	5,550,379

(c)	The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2021. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
57,905,683	1,980,134	36,912

(d)	The shareholders voted against the shareholder proposal entitled “Improve Our Catch-22 Proxy Access.” The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
21,300,613	32,684,328	387,409	5,550,379

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)